Filed Pursuant to

Rule 424(b)(3)

Commission File No. 333-122361

PROSPECTUS SUPPLEMENT NO. 1

(to Prospectus dated November 2, 2005)

$150,000,000

QUICKSILVER RESOURCES INC.

1.875% Convertible Subordinated Debentures Due 2024

and Shares of Common Stock

Issuable upon Conversion of the Debentures

This prospectus supplement supplements, and should be read in conjunction with, the accompanying prospectus dated November 2, 2005.

The securities identified in the table appearing under the caption “Selling Securityholders” in the accompanying prospectus as being owned by Aristeia Trading LLC consist of $1,653,000 principal amount of Debentures, constituting 1.1% of the Debentures outstanding, convertible at the current conversion rate into 54,087 shares of our common stock (representing less than 1% of the common stock outstanding), and have been transferred to and are currently beneficially owned by Aristeia Partners LP. Aristeia Partners LP should be considered to be the selling securityholder with respect to such securities for purposes of the accompanying prospectus.

The date of this prospectus supplement is December 13, 2005.